CERTIFICATE OF AMENDMENT
                               OF
                   ARTICLES OF INCORPORATION
                               OF
                      TITANIC GAMING, INC.


     The  undersigned  President and Secretary of TITANIC GAMING,  INC.  does hereby certify:

     That  the  Board  of Directors of said Corporation, at  a  meeting  duly convened and held on the  January 13, 2000, adopted a resolution to amend the

Articles of Incorporation as follows:

1.   Article I is amended to read as follows:

     Article I - NAME

     The exact name of this corporation is:

                        YOUR DOMAIN.COM

     The number of shares of the corporation outstanding and entitled to vote on  an amendment to the Articles of Incorporation is 5,000,000; that the said changes  and amendments have been consented to and approved by a majority  of the  stockholders  holding  at  least a majority  of  stock  outstanding  and entitled  to  vote thereon at a meeting of the Shareholders held January  13,

2000.

DATED: January 17, 2000

                                   /s/ Anthony DeMint
                                   ________________________________
                                   ANTHONY N. DeMINT,
                                    President and Secretary

STATE OF NEVADA     )
                    ) SS:
COUNTY OF CLARK     )

     On January 17, 2000, personally appeared before me, a Notary Public, ANTHONY N. DeMINT, who acknowledged that he executed the above instrument.

                                   /s/ Debra Amigone
                                   _____________________________
                                   NOTARY PUBLIC